                             UNCONDITIONAL GUARANTY
                           OF PAYMENT AND PERFORMANCE


         1. FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned ("Guarantor") absolutely and irrevocably guarantees and promises to pay to FFCA ACQUISITION CORPORATION, a Delaware corporation ("Lessor"), or order, any and all amounts, including, without limitation, Interim Term Rental, Base Annual Rental, Base Monthly Rental, Annual Percentage Rental, deposits, reserves, taxes, insurance premiums, impounds, principal, interest, reimbursements, late charges, default interest, damages and all other costs, fees, expenses and charges of any kind or type whatsoever, which may or at any time be due to Lessor pursuant to the following agreements (collectively, the "Documents"):

                  A. Sale-Leaseback Agreement, dated as of February 7, 1996 (the "Closing Date"), between Lessor, as buyer, and AmeriKing [Virginia][Tennessee] Corporation I, a Delaware corporation ("Lessee"), as seller (the "Sale Agreement"), pertaining to certain land and improvements described on the attached Exhibit A (the "Premises");

                  B. Lease, dated as of the date hereof, between Lessor and Lessee, by which Lessor leases the Premises to Lessee
        (the "Lease");

                  C. Any other document, agreement, instrument or certificate contemplated by any of the foregoing agreements, or any other documents, agreements, instruments or certificates now or hereafter entered into between Lessor and Lessee; and

                  D. Any amendment of the foregoing agreements or other documents, agreements, instruments or certificates now or hereafter entered into between Lessor and Lessee.

         2. Guarantor unconditionally guarantees the truthfulness and accuracy of all representations, warranties and certifications of Lessee, the satisfaction of all conditions by Lessee and the full and timely performance of all obligations to be performed by Lessee, under or pursuant to the Documents (the "Obligations").

         3. The obligation of Guarantor is primary, joint and several and independent of the obligation of any and every other guarantor or of Lessee, and a separate action or actions may be brought and executed against any one or more of such guarantors, whether or not such action is brought against Lessee or any other guarantor and whether or not Lessee or any other guarantor be joined in such action or actions.

         4. This is an absolute and unconditional guaranty of payment and performance and not of collection and Guarantor unconditionally (a) waives any requirement that Lessor first make demand upon, or seek to enforce or exhaust remedies against, Lessee or any other person or entity (including any other guarantor) or any of the collateral or property of Lessee or such other person or entity before demanding payment from, or seeking to enforce this Guaranty against, such Guarantor; (b) waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under the provisions of Ariz. Rev. Stat. Sections 12-1641 et seq., 44-141, 44-142 or 47-3605, Arizona Rules of Civil Procedure Rule 17(f), or any other Arizona statutes or rules (including any statutes or rules amending, supplementing or supplanting same) which might operate, contrary to Guarantor's agreements in this Guaranty, to limit Guarantor's liability under, or the enforcement of, this Guaranty; (c) covenants that this Guaranty will not be discharged until all of the Obligations are fully satisfied; (d) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Documents, or any limitation of the liability of Lessee or Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; and (e) waives notice of acceptance of this Guaranty, notice of defaults under any of the Documents, presentment, protest and diligence.

         5. This Guaranty is a continuing guaranty, and the obligations, undertakings and conditions to be performed or observed by Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of the following with respect to the Documents, all without notice to, or the further consent of, Guarantor:

                  A. the waiver by Lessor of the observance or performance by Lessee, Guarantor or any one or more of them of any of the obligations, undertakings, conditions or other provisions contained in any of the Documents, except to the extent of such waiver;

                  B. the extension, in whole or in part, of the time for payment of any amount owing or payable under the Documents;

                  C. the modification or amendment (whether material or otherwise) of any of the obligations of Lessee under, or any other provisions of, any of the Documents, except to the extent of such modification or amendment;

                  D. the taking or the omission of any of the actions referred to in any of the Documents (including, without limitation, the giving of any consent referred to therein);

                  E. any failure, omission, delay or lack on the part of Lessor to enforce, assert or exercise any provision of the Documents, including any right, power or remedy conferred on Lessor in any of the Documents or any action on the part of Lessor granting indulgence or extension in any form;

                  F. the assignment to or assumption by any third party of any or all of the rights or obligations of Lessee under all or any of the Documents;

                  G. the release or discharge of Lessee from the performance or observance of any obligation, undertaking or condition to be performed by Lessee under any of the Documents by operation of law, including any rejection or disaffirmance of any of the Documents in any bankruptcy or similar proceedings;

                  H. the receipt and acceptance by Lessor or any other person or entity of notes, checks or other instruments for the payment of money and extensions and renewals thereof;

                  I. any action, inaction or election of remedies by Lessor which results in any impairment or destruction of any subrogation rights of Guarantor, or any rights of Guarantor to proceed against any other person or entity for reimbursement;

                  J. any setoff, defense, counterclaim, abatement, recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of Arizona, the state in which the real estate which is the subject of the Lease is located or any other jurisdiction; or

                  K. the termination or renewal of any of the obligations of Lessee under any of the Documents or any other provision thereof.

         6. Guarantor represents and warrants to Lessor that as of the Closing
         Date:
                  A. Neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of such Guarantor under any agreement or instrument to which such Guarantor is now a party or by which such Guarantor may be bound, which conflict, breach, default, lien, charge or encumbrance could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, prospects, results of operations or assets of such Guarantor (a "Material Adverse Effect");

                  B. Other than those obtained prior to Closing (as defined in the Sale Agreement) or those which could not reasonably be expected to have a Material Adverse Effect, no further consents, approvals or authorizations are required for the execution and delivery of this Guaranty by such Guarantor or for such Guarantor's compliance with the terms and provisions of this Guaranty;

                  C. This Guaranty is the legal, valid and binding agreement of such Guarantor and is enforceable against such Guarantor in accordance with its terms;

                  D. Such Guarantor has the full power, authority, capacity and legal right to execute and deliver this Guaranty, and, to the extent such Guarantor is a corporation or partnership, the parties executing this Guaranty on behalf of Guarantor are fully authorized and directed to execute the same to bind Guarantor;

                  E. Such Guarantor is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the U.S. Internal Revenue Code and the regulations promulgated thereunder. Such Guarantor's Social Security Number or Federal Tax Identification Number is accurately set forth herein next to the signature of such Guarantor;

                  F. Such Guarantor has delivered to Lessor either audited financial statements or, if such Guarantor does not have audited financial statements, financial statements. Such financial statements and other information relating to such Guarantor heretofore delivered to Lessor are true, correct and complete in all material respects as of the date of this Guaranty. Such Guarantor understands that Lessor is relying upon such information, and such Guarantor represents that such reliance is reasonable. The financial statements, other than interim and pro forma financial statements of such Guarantor delivered by Lessee to Lessor pursuant to the Sale Agreement, have been prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of this Guaranty, the financial condition of such Guarantor;

                  G. During the term of this Guaranty, such Guarantor will not transfer or dispose of any material part of its assets except (i) in the ordinary course of business, (ii) the disposition of obsolete assets which are no longer used or useful in the current or planned business operations of the Guarantor, provided Guarantor receives full and fair consideration and reasonably equivalent value for such assets, (iii) the sale to Franchisor (as defined in the Sale Agreement) or its designee of not more than 20 Burger King restaurants as contemplated by Section 10.5 of that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 7, 1996, among Guarantor, NRE Holdings, Inc., The First National Bank of Boston and certain other financial institutions named therein, or
         (iv) for full and fair consideration and reasonably equivalent value; furthermore, such Guarantor will furnish Lessor annually, within 90 days after the close of each calendar year, a financial statement consisting of a balance sheet and such other financial information as Lessor may reasonably request; and

                  H. The Documents are conclusively presumed signed in reliance on this Guaranty and the assumption by Guarantor of its obligations under this Guaranty results in direct financial benefit to such Guarantor.


         7. This Guaranty shall commence upon execution and delivery of any of the Documents and shall continue in full force and effect until all of the Obligations are duly, finally and permanently paid, performed and discharged and are not subject to any right of reborrowing or extension by Lessee, and Lessor gives Guarantor written notice of the full and final satisfaction of the Obligations. The Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Lessee to Lessor are no longer subject to any right on the part of any person whomsoever, including but not limited to Lessee, Lessee as a debtor-in-possession and/or any trustee in bankruptcy, to disgorge such payments or seek to recoup the amount of such payments or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended (the "Code"). In the event that any such payments by Lessee to Lessor are disgorged after the making thereof, in whole or in part, or settled without litigation, to the extent of such disgorgement or settlement, Guarantor shall be liable for the full amount Lessor is required to repay plus interest, late charges, attorneys' fees and any and all out-of-pocket expenses paid or incurred by Lessor in connection therewith.

         8. Guarantor shall neither have any right of subrogation, indemnity or reimbursement nor hold any other claim against Lessee, and each of them does hereby release Lessee from any and all claims by such Guarantor now or hereafter arising against Lessee. Furthermore, Guarantor hereby unconditionally and irrevocably waives (a) any right to participate in any security now or hereafter held by Lessor or in any claim or remedy of Lessor or any other person against Lessee with respect to obligations guaranteed hereby, (b) any statute of limitations affecting Guarantor's liability hereunder, (c) all principles and provisions of law which conflict with the terms of this Guaranty and (d) diligence, presentment, demand for performance, notice of nonperformance, notice of intent to accelerate and acceleration, notice of protest, notice of dishonor, notice of execution of any Documents, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty and all other notices whatsoever.

         9. Notwithstanding the preceding Section 8, in the event that Guarantor shall have any claims against Lessee, any indebtedness of Lessee now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Lessee to Lessor until such time as the Obligations are satisfied in full. Any such indebtedness of Lessee to Guarantor, if Lessor so requests, shall be collected, enforced and received by Guarantor as trustee for Lessor and be paid over to Lessor on account of the obligations guaranteed hereby, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

         10. It is not necessary for Lessor to inquire into the powers of Lessee or its officers, directors, partners or agents acting or purporting to act on its behalf, and Guarantor shall be liable for the obligations of Lessee in accordance with their terms notwithstanding any lack of authorization or defect in execution or delivery by Lessee.

         11. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay (i) all of Lessor's attorneys' fees and other out-of-pocket costs and expenses which may be incurred by Lessor in the enforcement of this Guaranty and (ii) interest (including postpetition interest to the extent a petition is filed by or against Lessee under the Code) at the Default Rate (as defined in the Lease) on any Obligations not paid when due.

         12. This Guaranty shall apply to the parties hereto and their successors and assigns according to the context hereof and without regard to the number or gender of words or expressions used herein.

         13. Guarantor hereby agrees to indemnify and hold harmless Lessor from any loss, cause of action, claim, cost, expense or fee, including but not limited to reasonable attorneys' fees, suffered or occasioned by the failure of Lessee to satisfy its obligations under the Documents. The obligations of Guarantor under this section shall be the independent and primary obligation of Guarantor. The agreement to indemnify Lessor contained in this paragraph shall be enforceable notwithstanding the invalidity or unenforceability of the Documents or any of them or the invalidity or unenforceability of any other paragraph contained in this Guaranty.

         14. All moneys available to Lessor for application in payment or reduction of the liabilities of Lessee under the Documents may be applied by Lessor to the payment or reduction of such liabilities of Lessee, in such manner, in such amounts and at such time or times as Lessor may elect.

         15. All notices, demands, requests, consents, approvals or other instruments required or permitted to be given pursuant to this Guaranty shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the addresses (or facsimile numbers, as applicable) specified below:

     If to Guarantor:           National Restaurant Enterprises, Inc.
                                Suite 1502
                                2215 Enterprise Drive
                                Westchester, IL  60154
                                Attention:  Lawrence E. Jaro and Joel Aaseby
                                Telephone:  (708) 947-2150
                                Telecopy:  (708) 947-2161

     With a copy to:           A. Richard Caputo, Jr.
                               The Jordan Company
                               40th Floor
                               9 West 57th Street
                               New York, NY  10019
                               Telephone:  (212) 572-0823
                               Telecopy:  (212) 755-5263

     If to Lessor:             Dennis L. Ruben, Esq.
                               Senior Vice President and General Counsel
                               FFCA Acquisition Corporation
                               17207 North Perimeter Drive
                               Scottsdale, AZ  85255
                               Telephone:  (602) 585-4500
                               Telecopy:   (602) 585-2226

or to such other address or such other person as either Guarantor or Lessor may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

         16. This Guaranty is made, executed and delivered in the State of Arizona, and it is the intent of Guarantor and Lessor that this Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Arizona. For purposes of any action or proceeding involving this Guaranty, Guarantor submits to the jurisdiction of all federal and state courts located in the State of Arizona and consent that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Guarantor waives and agrees not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. Nothing contained in this section shall limit or restrict the right of Lessor to commence any proceeding in the federal or state courts located in the state in which the Premises is located and/or where Guarantor resides to the extent Lessor deems such proceeding necessary or advisable to exercise remedies available under the Documents.

         17. It is the intent of Guarantor that the conveyance of the Premises by or at the direction of Lessee to Lessor be an absolute conveyance in effect as well as form, and the instruments delivered at the Closing (as defined in the Sale Agreement) with respect to the sale and lease of the Premises are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement, trust conveyance or security financing or trust arrangement of any kind, nor as a preference against any creditors of Lessee. Furthermore, Guarantor intends for the Lease to be a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, security agreement or other financing or trust arrangement, and the economic realities of the Lease are those of a true lease. Notwithstanding the Lease, Guarantor shall not challenge the validity, enforceability or characterization of the purchase of the Premises by Lessor as an absolute conveyance, and Guarantors shall support the intent of the parties that the sale and purchase of the Premises pursuant to the Sale Agreement provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, trust agreement, security interest or the like, if, and to the extent that, any challenge occurs.

         18. Guarantor acknowledges that Lessor is not affiliated with, and has no business relationship with, Franchisor, other than landlord/tenant relationships unrelated to the transactions set forth in the Documents, and Lessor did not prepare or assist in the preparation of any of the projected financial figures used by Lessee in analyzing the economic viability and feasibility of the transaction contemplated in the Sale Agreement. Furthermore, Guarantor acknowledges that Lessee has not relied upon, nor may it hereafter rely upon, the analysis undertaken by Lessor in determining the Purchase Price (as defined in the Sale Agreement) and that such analysis will not be made available to Lessee.

         19. All of Lessor's rights and remedies under the Lease and this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy is intended to be in exclusion of or a waiver of any of the others.

         20. This Guaranty is solely for the benefit of Lessor, its successors and assigns and is not intended to nor shall be deemed to be for the benefit of any third party, including, without limitation, Lessee.

         21. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

         22. Guarantor agrees to take such action and to sign such other documents as may be appropriate to carry out the intent of this Agreement.

         23. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original.

         24. LESSOR, BY ACCEPTING THIS GUARANTY, AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT OF ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY LESSOR OR GUARANTOR AGAINST THE OTHER OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF LESSOR, LESSEE AND/OR THE GUARANTOR, LESSEE'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR

ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY LESSOR AND THE GUARANTOR OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR LESSOR ACCEPTING THIS GUARANTY. FURTHERMORE, GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LESSOR WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY GUARANTOR AGAINST LESSOR OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY THE GUARANTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR LESSOR ACCEPTING THIS GUARANTY.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty effective as of February 7, 1996.


                                         GUARANTOR:
Federal Tax I.D. Numbers:

   36-3970210                            NATIONAL RESTAURANT ENTERPRISES,
                                         INC., a Delaware corporation


                                         By
                                         Printed Name
                                         Its

[Conform to state law]

STATE OF                            )
                                    ) ss.
COUNTY OF                           )

         The foregoing instrument was acknowledged before me this    day
of        , 1996 by         ,                     of National Restaurant
Enterprises, Inc., a Delaware corporation, on behalf of the corporation.



                                                              Notary Public
My commission expires: